                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                           Fibreboard Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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
               NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT

April 17, 1996

To the Stockholders of
FIBREBOARD CORPORATION:

    You are cordially invited to attend the Annual Meeting of Stockholders of Fibreboard Corporation to be held on June 10, 1996 at 11:00 a.m. at the Embassy Suites Hotel, 1345 Treat Boulevard, Walnut Creek, California 94596.

    The attached Notice of Annual Meeting and Proxy Statement set forth the details of business to be conducted at the Annual Meeting.

    We hope you will attend the Annual Meeting in person. However, whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope to assure that your shares will be represented and voted at the Meeting.

                                          Sincerely yours,
                                          /s/ JOHN D. ROACH
                                          John D. Roach
                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

                             FIBREBOARD CORPORATION
                      2121 N. California Blvd., Suite 560
                             Walnut Creek, CA 94596

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 10, 1996

                             ---------------------

    The Annual Meeting of Stockholders of Fibreboard Corporation (the "Company") will be held at the Embassy Suites Hotel, 1345 Treat Boulevard, Walnut Creek, California on Monday, June 10, 1996 at 11:00 a.m. for the following purposes:

    1. To elect two directors to Class II of the Board of Directors to serve for a period of three years or until their respective successors are elected and qualified;

    2.  To approve the adoption of the Company's 1995 Stock Incentive Plan;

    3. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 30,000,000;

    4. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the 1996 fiscal year; and

    5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on April 11, 1996 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

    Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided. By promptly returning your proxy card, you will assure that your shares are represented and voted at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Michael R. Douglas
                                          SECRETARY

Walnut Creek, California
April 17, 1996

                             FIBREBOARD CORPORATION
                      2121 N. California Blvd., Suite 560
                         Walnut Creek, California 94596

                                PROXY STATEMENT

    This Proxy Statement, together with the Notice of Annual Meeting of Stockholders and proxy card enclosed herewith, are being furnished in connection with the solicitation of proxies by the Board of Directors of Fibreboard Corporation, a Delaware corporation ("Fibreboard" or the "Company"), for use at the Annual Meeting of Stockholders of Fibreboard to be held on Monday, June 10, 1996 at 11:00 a.m. at the Embassy Suites Hotel, 1345 Treat Boulevard, Walnut Creek, California and at any adjournments or postponements thereof. These proxy materials were first mailed to stockholders on or about April 17, 1996.

                            ------------------------

                               PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each such proposal is described in more detail in subsequent sections of this Proxy Statement. The Board of Directors knows of no other business which will come before the Annual Meeting.

                         VOTING RIGHTS AND SOLICITATION

    Fibreboard has one class of stock entitled to vote at the Annual Meeting, Common Stock, $.01 par value (the "Common Stock"). If you were a stockholder of record of Common Stock at the close of business on April 11, 1996 (the "Record Date"), you may attend and vote at the Annual Meeting. Each share of Common Stock held by you on the Record Date entitles you to one vote on each matter that is properly presented at the Annual Meeting. At the close of business on the Record Date, there were 8,448,704 shares of Common Stock outstanding.

    The holders of a majority of the shares of Common Stock outstanding as of April 11, 1996, present in person or represented by proxy at the Annual Meeting, shall constitute a quorum for the transaction of business at the Annual Meeting. Nominees for election as directors shall be elected by plurality vote of all votes cast. The affirmative vote of a majority of the shares of Common Stock present in person or represented and voting at the Annual Meeting is required to approve Proposals 2 and 4. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve Proposal 3. In tabulating votes, abstentions and broker non-votes have no effect.

    If you are unable to attend the Annual Meeting, you may vote by proxy on any matter that may properly come before the Annual Meeting. When returned properly completed, the enclosed proxy card will be voted as you instruct in the spaces provided or, in the absence of such instructions, will be voted FOR each of the nominees for director as described herein under Proposal 1 and FOR approval of Proposals 2, 3 and 4.

    If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the proxy holders intend to vote in accordance with their best judgment. All proxy cards delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company at the Company's principal executive offices in Walnut Creek, California, by delivering a duly executed proxy card bearing a later date or by voting in person at the Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company currently has eight members. The members of the Board of Directors are divided into three classes, each consisting of two or three directors who serve for a term of three years, with the term of office of one of the three classes expiring each year. The term of office of Class II directors expires on the date of this Annual Meeting. The term of office of Class III and Class I directors will expire in 1997 and 1998, respectively. At the Annual Meeting, the stockholders will elect two directors to Class II to serve a three-year term expiring in 1999 or until their successors are elected and qualified.

    Mr. James F. Miller, currently a Class II director, has determined not to stand for reelection as a director of the Company when his term expires on the date of the 1996 Annual Meeting. The number of members of the Board of Directors will therefore be reduced to seven effective as of the date of the Annual Meeting.

    Set forth below are the names of the nominees of the Board of Directors for election as Class II directors, together with certain information concerning such nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxy cards designating the Board's nominees will be voted for a nominee who shall be designated by the present Board of Directors.

                       NOMINEES FOR ELECTION TO CLASS II

                                                                           DIRECTOR
NAME/AGE OF NOMINEE    PRINCIPAL OCCUPATION                                 SINCE
- ---------------------  --------------------------------------------------  --------
John W. Koeberer (52)  Chairman, Tehama County Bank                          1988
Donald K. Miller (64)  Chairman, Greylock Financial Inc.                     1996

    JOHN W. KOEBERER has been a director of Fibreboard since June 1988. Mr. Koeberer was President of the California Ski Industries Association from 1975 to 1976. He was a founder of Tehama County Bank, which is located in Red Bluff, California, and has been Chairman of its board of directors since 1984. For the past sixteen years, Mr. Koeberer has been Chairman, President and Chief Executive Officer of The California Parks Company, which provides concession services for national, state, county and municipal parks. He has also served as Chairman of the Lassen Volcanic National Park Foundation for the past ten years. Since 1992, Mr. Koeberer has been President of the California Parks Hospitality Association, an organization representing private enterprise in the California State Park System. He has served on the California Tourism Commission since 1993 and currently serves as a director of the California State Chamber of Commerce and the Shasta Cascade Wonderland Association.

    DONALD K. MILLER has been a director of Fibreboard since April 1996. Since January 1987, Mr. Miller has been Chairman of Greylock Financial Inc., a firm engaged in merchant banking. From 1987 to 1995 he was Chairman of Christensen Boyles Corporation, a mining and service concern. He was also Chairman and CEO of Thompson Advisory Group, L.P., a public asset management partnership, from November 1990 to April 1993 and Vice Chairman from April 1993 to November 1994. He currently serves as a director of Huffy Corporation, Layne Christensen Company, PIMCO Advisors, L.P. and RPM Inc.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE BOARD'S NOMINEES TO CLASS II OF THE BOARD OF DIRECTORS.

                 DIRECTORS NOT CURRENTLY STANDING FOR ELECTION

                                                                                                   CLASS AND YEAR
                                                                                      DIRECTOR          TERM
NAME AND AGE                PRINCIPAL OCCUPATION                                        SINCE     AS DIRECTOR ENDS
- --------------------------  --------------------------------------------------------  ---------  ------------------
Philip R. Bogue (71)        Retired Partner in the firm of                              1988       Class III-1997
                            Arthur Andersen LLP
William D. Eberle (72)      Chairman, Manchester Associates, Ltd.                       1991        Class I-1998

G. Robert Evans (64)        Chairman and Chief Executive Officer,                       1991        Class I-1998
                            Material Sciences Corporation
George B. James (58)        Senior Vice President & Chief Financial Officer, Levi       1993       Class III-1997
                            Strauss & Co.
John D. Roach (52)          Chairman, President and Chief Executive Officer,            1991       Class III-1997
                            Fibreboard Corporation

    PHILIP R. BOGUE has been a director of Fibreboard since June 1988. Mr. Bogue was interim President of the Portland Art Museum from January 1993 to May 1994. He was Assistant to the President of Portland State University in Portland, Oregon, from 1983 to 1989. He previously served as Managing Partner of the Portland office of Arthur Andersen LLP, a major accounting firm. Mr. Bogue is a director of Good Health Plan of Oregon.

    WILLIAM D. EBERLE has been a director of the Company since December 1991. Mr. Eberle has been Chairman of Manchester Associates, Ltd., an international consulting firm, for more than the past five years. He has also served as President and Chief Executive Officer of the U.S. Motor Vehicle Manufacturers Association (1975-1977), as Chairman and Chief Executive Officer of American Standard Corporation (1966-1971) and as Vice President of Boise Cascade Corporation (1959-1966). He was involved in government service as a member of the Idaho House of Representatives and Speaker of the House (1953-1961), a United States Trade Representative (1971-1975) and the Director of Cabinet of the Council for International Economic Policy (1973-1974). Mr. Eberle is Chairman of America Service Group and Showscan Entertainment, Inc. He is also a director of Sirrom Capital Corporation, Mitchell Energy and Development Corporation and Ampco-Pittsburgh Corporation. He currently serves in an "of counsel" position with the law firm of Kaye, Scholer, Fierman, Hays & Handler.

    G. ROBERT EVANS has been a director of the Company since December 1991. Since February 1991, Mr. Evans has been Chairman and Chief Executive Officer of Material Sciences Corporation, which develops and commercializes materials technologies and produces laminates and multi-layer composite materials. From 1990 to 1991 he was President, Chief Executive Officer and a director of Corporate Finance Associates Illinois, Inc., a financial intermediary and consulting firm. From 1987 to 1990 he was President, Chief Executive Officer and a director of Bemrose Group USA, a British-owned holding company engaged in value added manufacturing and sale of advertising specialty products. Prior to 1987, Mr. Evans served as President and Chief Executive Officer of Allsteel, Inc. (1984-1987), Southwall Technologies (1983-1984), Arcata Corporation (1969-1983) and in various executive positions with U.S. Gypsum Company
(1953-1969). He currently serves as a director of Swift Energy Company and Consolidated Freightways, Inc.

    GEORGE B. JAMES has been a director of Fibreboard since June 1993. Mr. James has been Senior Vice President and Chief Financial Officer of Levi Strauss & Co. since 1985. From 1982 to 1985 he was Executive Vice President of Crown Zellerbach Corporation, a paper products manufacturer. Prior to 1982, Mr. James served as Senior Vice President and Chief Financial Officer of Arcata Corporation, a wood products manufacturer. He currently serves as a director of Pacific States Industries, Inc., Crown Vantage, Inc. and Basic Vegetable Products.

    JOHN D. ROACH was elected Chairman, President and Chief Executive Officer of Fibreboard in July 1991. Prior to his appointment, Mr. Roach was Executive Vice President of Manville Corporation, a manufacturer of building products, paperboard packaging, fiberglass and industrial minerals, where he served as President of its Mining and Minerals Group and President of Celite Corporation, a wholly-owned

Manville subsidiary. In addition, Mr. Roach served as President of Manville Sales Corporation, now known as Schuller International, and the Fiberglass and Specialty Products Groups from 1988 to 1989, and as Chief Financial Officer of Manville Corporation from 1987 to 1988. Prior to Manville, Mr. Roach was a strategy consultant and Vice Chairman of Braxton Associates; Vice President and Managing Director of the Strategic Management Practice for Booz, Allen, Hamilton; and Vice President and Director of the Boston Consulting Group. Previous experience at Northrop Corporation included Director of strategic planning, economic analysis, MIS and co-manager of a venture capital subsidiary. He currently serves as a director of Thompson PBE, Inc.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of six meetings during the year ended December 31, 1995. The Board has three standing committees, an Audit Committee, a Compensation Committee and a Nominating Committee, each composed of Messrs. Bogue, Eberle, Evans, James, Koeberer, D. Miller and J. Miller. The Nominating Committee also includes Mr. Roach. During 1995 the Audit Committee met four times, the Compensation Committee met twice and the Nominating Committee met once. Each director attended more than 90% of the total number of meetings held during 1995 of the Board and the committees on which such director served, except Mr. James who attended more than 75% of such meetings.

    The Audit Committee's responsibilities include selecting the Company's auditors and reviewing the Company's audit plan, financial statements and internal accounting and audit procedures. The functions of the Compensation Committee include establishment of compensation plans for Fibreboard's executive officers and administration of certain of Fibreboard's employee benefit and compensation programs. The Nominating Committee's responsibilities include recommending nominees for election as directors and developing candidate specifications for membership. The Nominating Committee will consider recommendations for nominees for directorships submitted by stockholders. From time to time the Board of Directors may establish other committees to facilitate its business objectives.

COMPENSATION OF DIRECTORS

    Directors who are not employees of Fibreboard receive a quarterly retainer of $5,000 and are paid $1,000 for each meeting of the Board of Directors that they attend. Outside Directors also receive the attendance fee for committee meetings, other than those committee meetings held on the same day as a meeting of the Board of Directors, as well as $500 for each meeting held by telephone conference call. The chairmen of the Compensation and Audit Committees also receive an additional annual retainer of $5,000. Directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors.

    Outside directors also participate in Fibreboard's Restated 1988 Employee Stock Option and Rights Plan (the "1988 Option Plan"), which provides for automatic annual grants of options to outside directors for 4,000 shares of Common Stock at an exercise price equal to 100% of fair market value on the grant date. Under this plan, new Outside Directors also receive automatic one-time awards of 2,000 restricted stock rights, which vest over a three-year period or immediately in full upon a change of control.

    The new 1995 Stock Incentive Plan provides for automatic annual option grants and one-time stock unit awards to outside directors in the same amounts and on substantially the same terms and conditions as provided for in the 1988 Option Plan. Assuming the 1995 Stock Incentive Plan is approved by the stockholders at the Annual Meeting, outside directors will receive no further grants under the 1988 Option Plan.

    The Board has implemented a program under the 1995 Stock Incentive Plan whereby outside directors may elect to receive an equivalent number of stock units in lieu of their annual retainer fees. The number of stock units issued to a participating director on a quarterly basis is based on the average closing price of the Common Stock over the preceding quarter. Such program is contingent upon stockholder approval of the 1995 Stock Incentive Plan.

                                   PROPOSAL 2
                          APPROVAL OF THE ADOPTION OF
                         THE 1995 STOCK INCENTIVE PLAN

INTRODUCTION

    On November 28, 1995, the Board of Directors adopted the Fibreboard 1995 Stock Incentive Plan (the "Plan"), subject to the approval of the Company's stockholders. The Plan provides for awards in the form of options (which may constitute incentive stock options or non-statutory stock options), restricted shares, stock units and stock appreciation rights ("SARs"), or any combination thereof.

    The Board believes that the Plan will enable the Company to continue to attract and retain highly qualified individuals capable of implementing the Company's long-term strategic goals and objectives. The Board further believes that the Plan will provide the Company with the means to motivate high levels of performance by key employees in order to increase stockholder value.

    The  Plan  is  intended  to  replace  the  1988  Option  Plan,  under  which approximately 20,000 shares of Common Stock currently remain available for grant. The Board believes that the number of shares available under the 1988 Option Plan is inadequate to meet the Company's ongoing requirements.

    The Compensation Committee expects to use option awards under the Plan as its primary method of providing stock-based incentive compensation to key employees over the next few years. During 1993-1994, due to the inadequacy of the share reserve under the 1988 Option Plan, the Compensation Committee issued phantom stock grants payable in cash as incentives to key executives. These grants, while effective in providing performance incentives to management, resulted in significant variable accounting charges as a result of the substantial price appreciation of Fibreboard stock since the grant dates. Approval of the Plan would enable the Compensation Committee to provide similar performance incentives to management in the form of stock options, without incurring the potentially significant accounting charges associated with phantom stock grants. The Plan provides that such options may not be granted at less than 100% of fair market value of the Common Stock on the grant date, which means that participants receive nothing unless the Company's stock price increases over the option term. The Board believes that the Plan directly ties management's interests to those of stockholders and that approval of the Plan is in the stockholders' best interests.

PURPOSE

    The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging key employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of key employees with exceptional qualifications, including key executives that may join the Company in the future as a result of acquisitions, and (c) linking key employees directly to stockholder interests through increased stock ownership.

ADMINISTRATION

    The   Plan  will  be   administered  by  the   Compensation  Committee  (the
"Committee"), which consists entirely of Outside Directors. The Committee selects the key employees of the Company or any subsidiary who will receive awards, determines the size of any award and establishes any vesting or other conditions.

ELIGIBILITY

    Key employees of the Company (including, without limitation, independent contractors who are not members of the Board) are eligible to receive awards under the Plan. Directors who are not employees of the Company or any of its subsidiaries ("Outside Directors") are eligible to receive automatic grants under the Plan. The Committee may also choose to implement a program whereby Outside Directors may elect to receive awards under the Plan in lieu of annual retainer and meeting fees. See "Compensation of Directors" on page 4 of this Proxy Statement. As of the Record Date, eight executive officers and the Company's Outside Directors were participants in the Plan. It is not possible to determine how many eligible employees will participate in the Plan in the future.

OPTIONS AND STOCK APPRECIATION RIGHTS

    Options may include nonstatutory stock options ("NSOs") as well as incentive stock options ("ISOs") intended to qualify for special tax treatment. The exercise price of options must be equal to or greater than 100% of the fair market value of the Common Stock on the date of grant. On April 8, 1996, the Company's Common Stock closed at $23.63 per share. The term of an ISO cannot exceed 10 years, and all options and SARs are nontransferable prior to the optionee's death. The exercise price of an option may be paid in any lawful form permitted by the Committee, including cash or the surrender of shares of Common Stock already owned by the optionee.

    An SAR permits the participant to elect to receive any appreciation in the value of the optioned stock directly from the Company, either in shares of Common Stock or in cash or a combination of the two, in lieu of exercising the option, with the Committee having the discretion to determine the form in which such payment will be made. The amount payable on exercise of an SAR is measured by the difference between the market value of the optioned stock at exercise and the exercise price. SARs may be granted in combination with options or on a stand-alone basis.

    Upon exercise of an SAR, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which an SAR is attached, the SAR may no longer be exercised to the extent that the corresponding option has been exercised. The Committee has no present intention to issue SARs under the Plan except under the Outside Director automatic grant provisions as described below.

RESTRICTED SHARES AND STOCK UNITS

    Restricted stock awards consist of grants of Common Stock of the Company for no or minimal consideration. Restricted stock awards are subject to such terms, conditions and restrictions as the Committee may determine. Restricted shares are subject to forfeiture in the event that the applicable vesting conditions are not satisfied, and they are generally nontransferable prior to vesting. Restricted shares have the same voting and dividend rights as other shares of Common Stock.

    Stock unit awards consist of grants of stock units for no consideration, subject to such terms, conditions and restrictions as the Committee may determine. A stock unit is an unfunded bookkeeping entry representing the equivalent of one share of Common Stock, and it is nontransferable prior to the holder's death. A holder of stock units has no voting rights or other privileges as a stockholder but may be entitled to receive dividend equivalents.

    Stock units, when vested, may be settled by distributing shares of Common Stock or by a cash payment corresponding to the fair market value of an equivalent number of shares of Common Stock, or a combination of both. Vested stock units will be settled at the time determined by the Committee. With the Committee's consent, the recipient of restricted shares or stock units may pay all projected withholding taxes relating to the award with Common Stock rather than cash.

VESTING CONDITIONS

    The Committee determines the number of options, SARs, restricted shares and stock units to be included in the award as well as the vesting and other conditions. The vesting conditions may be based on the employee's service, his or her individual performance, the Company's performance or other appropriate criteria. In general, the vesting conditions will be based on the employee's service after the date of grant. Vesting may be accelerated in the event of the employee's death, disability or retirement or in the event of a change of control.

    The events which constitute a change of control for purposes of the Plan are described under "Employment, Severance and Change of Control Arrangements" on page 14 of this Proxy Statement.

AUTOMATIC GRANTS TO OUTSIDE DIRECTORS

    The Plan provides that Outside Directors will automatically receive an NSO covering 4,000 shares annually at an exercise price equal to 100% of the market price of Common Stock on the date of grant. NSOs granted to Outside Directors become exercisable one year after grant or earlier in the event of a change of control with respect to the Company. The NSOs expire 10 years after grant, except that they expire on the second anniversary after the Outside Director's service terminates. All NSOs granted to Outside Directors include an SAR that is exercisable for cash only during the 30-day period following a change of control with respect to the Company.

    The Plan also provides that all new Outside Directors will receive 2,000 stock units when they take office. These stock units will be settled by issuing an equal number of shares of Common Stock. Settlement occurs on the earliest of
(1) the date three years after the date of grant, (2) the date of a change of control with respect to the Company or (3) the date when the Outside Director's service terminates for any reason. If settlement occurs because of a termination of service, the stock units vest on the following schedule: 40% after one year, an additional 30% after two years and the remaining 30% after three years.

OTHER PROVISIONS

    The Committee is authorized, within the provisions of the Plan, to amend the terms of outstanding restricted shares or stock units, to modify or extend outstanding options or to exchange new options for outstanding options, including outstanding options with a higher exercise price than the new options. The Committee has no present intention to modify the terms of any outstanding stock-based incentive awards.

NUMBER OF AVAILABLE SHARES

    The total number of shares available for grant under the Plan is 500,000, plus the number of shares then remaining available for grant under the 1988 Option Plan at the time of the adoption of this Plan by the stockholders. In addition, if awards under the 1988 Option Plan are forfeited or terminated before being exercised or vested, the corresponding common shares shall become available for awards under the Plan. If the Plan is approved by the stockholders, no further awards will be made under the 1988 Option Plan. The total number of shares available for grant under the Plan shall be subject to adjustment in the event of stock splits, stock dividends and other similar recapitalization transactions. If any options, SARs, restricted shares or stock units are forfeited, or if options terminate for any other reason prior to exercise, then the underlying shares again become available for awards.

NEW PLAN BENEFITS

    In November 1995, the Company granted options for an aggregate of 123,500 shares to the Company's executive officers, subject to stockholder approval of the Plan. Such options have an exercise price of $21.375 per share (the closing price of the Company's Common Stock on the grant date) and will generally become exercisable in equal installments over a three-year period. The number of such options granted to the Named Officers is included in the table captioned "Option and SAR Grants" on page 13.

    The Committee has full discretion to determine the number of options, SARs, restricted shares and stock units to be granted to employees under the Plan; provided, however, that no individual may receive option or SAR grants in a single calendar year covering more than 200,000 shares. Therefore, the aggregate benefits and amounts that will be received by each of the Named Officers, the executive officers as a group and all other employees under the Plan are not determinable. Awards to Outside Directors under the Plan are fixed. See "Automatic Grants to Outside Directors."

TERM OF THE PLAN, AMENDMENT AND TERMINATION

    The Board of Directors may at any time amend, modify or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable law. The Plan shall remain in effect until it is terminated except that no ISOs may be granted after November 28, 2005.

FEDERAL INCOME TAX CONSEQUENCES

    Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise; the Company ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising a NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

REQUIRED VOTE

    The adoption of the Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented and voting at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE FIBREBOARD 1995 STOCK INCENTIVE PLAN.

                                   PROPOSAL 3
                          APPROVAL OF AN AMENDMENT TO
                             THE COMPANY'S RESTATED
                          CERTIFICATE OF INCORPORATION
                           TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

    On April 4, 1996, the Board of Directors approved an amendment to Article Fourth of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 30,000,000. The Board of Directors recommends that the Company's stockholders approve this amendment. The full text of Article Fourth, as such Article is proposed to be amended pursuant to this proposal, is set forth in Appendix A hereto.

    The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized shares available for issuance to meet strategic requirements as they arise. The Board believes that the availability of such shares will provide the Company with the flexibility to issue Common Stock for various strategic purposes which may be identified in the future, such as stock dividends, financings or acquisitions. The Board also believes that the availability of such additional shares will help the Company attract and retain talented employees through the grant of stock options and other stock-based incentives.

    Of the 15,000,000 shares of Common Stock currently authorized for issuance, approximately 4,956,000 shares are unissued and unreserved for issuance. These shares, together with the additional

15,000,000 shares, if the proposed increase is approved by the stockholders, will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the Common Stock may be listed or traded. The Company has no agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then-existing stockholders.

    The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on a stockholder's percentage voting power. Holders of Common Stock do not have preemptive rights. The availability of increased authorized Common Stock for issuance in the future could render more difficult or discourage an unsolicited tender offer, proxy contest or other attempt to obtain control of the Company. Neither the management of the Company nor the Board of Directors is aware of any existing or planned effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of the Company.

    The affirmative vote of the holders of a majority of the Company's outstanding Common Stock is required to approve this proposal. If approved by the stockholders, the proposed amendment to Article Fourth will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware amending the Company's Restated Certificate of Incorporation, which will occur as soon as reasonably practicable.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND ARTICLE FOURTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AS SET FORTH IN APPENDIX A.

                                   PROPOSAL 4
                           RATIFICATION OF SELECTION
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Arthur Andersen LLP served as independent public accountants for the Company for the fiscal year ended December 31, 1995. The Audit Committee has selected that firm to continue in this capacity to audit the accounts and records of the Company for the fiscal year ending December 31, 1996, and to perform other appropriate services. Ratification by the stockholders will be sought at the Annual Meeting for the selection of Arthur Andersen LLP as independent public accountants for the Company for fiscal 1996. In the event that the stockholders do not ratify the selection of Arthur Andersen LLP, the Audit Committee will reconsider its selection.

    The Company expects that one or more representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The functions of the Compensation Committee are to establish and administer compensation plans for Fibreboard's executive officers, review executive officer compensation levels and evaluate management performance. The Committee is composed of independent, non-employee directors. Set forth below is a report submitted by the Compensation Committee regarding the Company's compensation policies and programs for executive officers for 1995.

OVERVIEW OF COMPENSATION POLICY

    The primary objective of Fibreboard's management team over the past four years has been to improve the Company's profitability and increase stockholder value. During 1992-1995 the Company achieved significant success in this regard. The operating performance of Fibreboard's businesses improved substantially and the Company as a whole achieved record operating earnings each year. In addition, during this period the Company substantially improved its competitive position and built corporate value through strategic acquisitions in the building products and resorts industries, as well as through the sale of the Wood Products Group in 1995.

    The Committee believes that the compensation policies and programs which it has implemented have directly contributed to management's successful track record and its continuing focus on improving profitability and increasing stockholder value.

    The Committee has developed a compensation policy under which a substantial portion of the compensation of executive officers is directly linked to the financial performance of the Company and the enhancement of stockholder value. To promote this policy, the Committee implemented a compensation program for 1995 that (i) continued the successful annual cash incentive plan first introduced during 1992, which "pays for performance" and provides bonuses based on the realization of annual financial goals, and (ii) introduced the 1995 Stock Incentive Plan, which provides for the grant of stock options and other equity incentive opportunities that directly tie management's interests to those of stockholders.

    The Committee believes that executive compensation should be highly leveraged toward the incentive-based programs described above. By placing much of an officer's compensation "at risk" in this manner, the Company's compensation program focuses management's efforts on improving financial performance and effectively integrates executive compensation with the Company's annual and long-term strategic objectives.

1995 EXECUTIVE OFFICER COMPENSATION PROGRAM

    The Committee works regularly with a nationally known compensation consulting firm to assure that Fibreboard's executive compensation program remains competitive and that it appropriately reflects the Committee's compensation philosophy.

    After a thorough process involving analysis of the outside consultant's proposals and reports and Committee deliberations, the Committee implemented the 1995 executive officer compensation program. The components of this program are described below.

    BASE SALARY--The Committee determines the base salary component of executive compensation by reviewing executive salary levels at a broad group of companies with comparable revenues engaged in general industry (the "Survey Group")(1), as well as evaluating the specific job functions and past performance of individual officers. The Committee believes that base salaries for executive officers in general fall within the median range of executive salary levels at comparable companies surveyed by the Committee.

    ANNUAL CASH INCENTIVE PROGRAM--The Annual Cash Incentive Program is a pay-for-performance plan under which cash bonus awards are paid based upon (i) achievement of annual earnings targets approved by the Committee and (ii) evaluation of an officer's personal performance during the year. Performance criteria under this program consist of: (i) Company and/or business unit earnings performance, with threshold, target and maximum challenge earnings objectives established at the beginning of the year to reflect the Company's goals set forth in its business plan for that year (75% weight), and (ii) the achievement of individual performance goals, which reflect business objectives set for each officer for that year (25% weight). Award amounts for each executive are based upon a percentage of that participant's base salary, with the percentage varying based on the executive's level of responsibility.

- ------------------------
(1) This group covers a broad range of industries and is not limited to companies included in the Dow Jones Building Materials Index used in formulating the Stock Performance Graph on page 15 hereof.

    For performance during 1995, the Company's executives earned an average of 93% of the maximum potential cash bonus awards available under the Annual Cash Incentive Program based upon the achievement of 1995 earnings targets and the accomplishment of individual business objectives.

    STOCK OPTION GRANTS--In November 1995, the Committee granted an aggregate of 123,500 stock options under the 1995 Stock Incentive Plan to the Company's executive officers, subject to stockholder approval of the Plan. The Committee determined the number of options granted to executive officers primarily by reviewing the levels of executive option grants at companies included in the Survey Group, as well as by evaluating each officer's respective job responsibilities, past performance and expected future contributions.

    The Committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

    LONG-TERM EQUITY INCENTIVE PLAN--This Plan authorizes the grant of phantom stock units vesting over the term of multi-year performance cycles set by the Committee. The value of each phantom stock unit is determined based on the appreciation, if any, in the value of the Company's stock over the applicable performance cycle, measured by the difference between the grant price and the price at the maturity date. No award is earned if the stock price at maturity is the same as or lower than the price at the grant date. Vested phantom stock units are payable in cash, with the Committee determining the timing of the payout. Since the Plan is cash-based, it does not have any dilutive effect on the number of outstanding shares of Common Stock.

    In 1995, the Committee did not grant any phantom stock units to the Company's executive officers. The Committee believes that the phantom stock grants made during 1993-1994 continued to provide substantial performance incentives to the Company's executive officers in 1995. If the 1995 Stock Incentive Plan is approved by the stockholders, the Committee has no present intention of granting additional phantom stock units.

    COMPENSATION OF CEO--John D. Roach joined the Company as Chairman, President and CEO in July 1991. The Company entered into an employment agreement with Mr. Roach at that time, the terms of which were determined pursuant to arms-length negotiations. Mr. Roach's employment agreement, as amended in January 1995, is described on Page 14 of this Proxy Statement.

    The Committee believes that Mr. Roach's base salary for 1995 was set at the median salary level for his position at comparable companies surveyed by the Committee.

    Mr. Roach earned a cash bonus of $526,338 under the Annual Cash Incentive Program for performance during 1995, representing 98.8% of the maximum potential bonus Mr. Roach may earn under this program. Mr. Roach's bonus was based on the Company achieving certain earnings targets determined at the beginning of the year (75% weight) and the achievement by Mr. Roach of individual performance goals set by the Committee (25% weight). The maximum annual bonus that Mr. Roach may earn under this program is an amount equal to 130% of his base salary.

    In 1995, the Committee granted an aggregate of 40,000 stock options to Mr. Roach under the 1995 Stock Incentive Plan (subject to stockholder approval) which will vest over three years. The Committee determined the size of the award by reviewing the number of options granted to CEOs at companies included in the Survey Group, as well as by evaluating Mr. Roach's job responsibilities, past performance and expected future contributions.

    POLICY ON DEDUCTIBILITY OF COMPENSATION--Section 162(m) of the Internal Revenue Code provides that a company may not take a tax deduction for that portion of the annual compensation paid to a named executive officer in excess of $1 million, unless certain exemption requirements are met. The 1995 Stock Incentive Plan is designed to meet the exemption requirements of Section 162(m). The Committee has determined at this time not to seek to qualify the Company's remaining executive officer compensation programs under Section 162(m).

    All aspects of the Company's executive compensation program are subject to change at the discretion of the Committee. The Committee will monitor the Company's executive compensation program on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with Fibreboard's annual and long-term strategic objectives.

                       MEMBERS OF COMPENSATION COMMITTEE

G. ROBERT EVANS, CHAIRMAN          GEORGE B. JAMES
WILLIAM D. EBERLE                  JOHN W. KOEBERER
PHILIP R. BOGUE                    JAMES F. MILLER

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    Set  forth  below  is  information  concerning  the  annual  and   long-term
compensation for services rendered in all capacities to the Company for the fiscal years ended December 31, 1995, 1994 and 1993, of those persons who were, at December 31, 1995, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers").

                                                                                         LONG-TERM COMPENSATION
                                                                        ---------------------------------------------------------
                                                                                 AWARDS              PAYOUTS
                                         ANNUAL COMPENSATION            ------------------------   -----------
                                -------------------------------------   RESTRICTED   SECURITIES     LONG-TERM
                                                         OTHER ANNUAL     STOCK      UNDERLYING     INCENTIVE
        NAME AND                                         COMPENSATION    AWARD(S)      OPTIONS        PLAN        ALL OTHER ($)
   PRINCIPAL POSITION     YEAR  SALARY ($)   BONUS ($)       ($)          ($)(1)         (#)       PAYOUTS ($)   COMPENSATION (2)
- ------------------------  ----  ----------   ---------   ------------   ----------   -----------   -----------   ----------------
JOHN D. ROACH             1995   410,000      526,338       --             --          40,000       255,600          262,605
Chairman, President &     1994   360,000      434,450       --             --           --          200,000          212,780
CEO                       1993   300,000      438,750      149,619(3)      --           --          200,000           14,790
JAMES P. DONOHUE          1995   217,500      161,086       --             --          15,000       102,240           51,149
Senior VP & CFO           1994   210,000      196,175       --             --           --           65,000           36,780
                          1993   195,000      138,938       25,855(3)      --           --           65,000           14,790
MICHAEL R. DOUGLAS        1995   197,500      142,570       --             --          15,000       102,240           20,016
Senior VP, General        1994   190,000      130,470       --             --           --           55,000           10,580
Counsel & Secretary       1993   165,000      220,657        7,707       346,250        --           55,000           14,790
ROBERT W. JOHNSTON        1995   190,000       79,340       --             --          10,000         --              10,500
Senior VP, Vinyl          1994    63,000(4)    47,500       --           149,375        --            --             --
Products
                          1993     --           --          --             --           --            --             --
HERBERT M. ELLIOTT        1995   155,000      108,895       --             --          15,000        76,680           63,897
VP, Industrial            1994   150,000      109,690       --             --           --           70,000           57,380
Insulation                1993   140,000       65,625       32,804(3)      --           --           70,000           14,790

- ------------------------
(1) As of December 31, 1995, Messrs. Douglas and Johnston held 20,000 and 10,000 restricted stock rights, valued at $447,500 and $223,750, respectively. No other Named Officer held restricted stock rights as of such date. Under the terms of such restricted stock rights, shares of Common Stock are not issued or delivered to holders until the rights vest. No dividends are paid on restricted stock rights. Mr. Douglas' restricted stock rights will vest on the third anniversary of the date of grant, or earlier upon final court approval of either the Company's Global or Insurance Settlement Agreements relating to asbestos personal injury claims.

(2) Includes 401(k) Retirement Plan contributions to the accounts of the Named Officers. Also includes the contributions allocated to the accounts of Messrs. Roach, Donohue and Elliott under the Company's supplemental retirement plan for executive officers (i) for 1995, in the amounts of $214,200, $29,300 and $47,200, respectively, and (ii) for 1994, in the amounts of $202,200, $26,200 and $46,800, respectively.

(3) Includes tax reimbursement payments to Messrs. Roach, Donohue and Elliott provided for under the Company's supplemental retirement plan for executive officers in the amounts of $124,698, $20,877 and $32,804, respectively.

(4) Mr. Johnston joined the Company in September 1994 upon the acquisition of Norandex Inc.

OPTION AND SAR GRANTS

    Set forth below is information relating to grants of stock options to the Named Officers during the fiscal year ended December 31, 1995. Such options were granted subject to stockholder approval of the 1995 Stock Incentive Plan.

                                                                          POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                         ANNUAL RATES OF STOCK PRICE APPRECIATION
                                           INDIVIDUAL GRANTS                         FOR OPTION TERM
                                 --------------------------------------  ----------------------------------------
                                              % OF TOTAL      EXERCISE
                                  OPTIONS   OPTIONS GRANTED      OR
                                  GRANTED   TO EMPLOYEES IN  BASE PRICE    EXPIRATION
NAME                              (#) (1)     FISCAL YEAR    ($/SH) (2)       DATE         5% ($)       10% ($)
- -------------------------------  ---------  ---------------  ----------  --------------  -----------  -----------
JOHN D. ROACH                       40,000         32.39%    $   21.375    11/28/2000    $   236,200  $   521,800
JAMES P. DONOHUE                    15,000         12.15%    $   21.375    11/28/2000    $    88,575  $   195,675
MICHAEL R. DOUGLAS                  15,000         12.15%    $   21.375    11/28/2000    $    88,575  $   195,675
ROBERT W. JOHNSTON                  10,000           8.1%    $   21.375    11/28/2000    $    59,050  $   130,450
HERBERT M. ELLIOTT                  15,000         12.15%    $   21.375    11/28/2000    $    88,575  $   195,675

- ------------------------
(1) These options become exercisable in equal annual installments over a three-year period, except for the options granted to Mr. Johnston, which become exercisable in equal installments over a two-year period. In the event of a change of control, the options listed above become immediately exercisable.

(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

    Set forth below is information with respect to the exercise of stock options by the Named Officers during fiscal year 1995 and the number and value of unexercised options held by the Named Officers at December 31, 1995.

                                                                      NUMBER OF SECURITIES
                                                                           UNDERLYING                   VALUE OF UNEXERCISED
                                                                       UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                                            SHARES       VALUED           AT FY-END (#)                  AT FY-END ($) (2)
                                          ACQUIRED ON   REALIZED   ---------------------------   ----------------------------------
NAME                                      EXERCISE (#)   ($) (1)   EXERCISABLE   UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
- ----------------------------------------  -----------   ---------  -----------   -------------   ---------------      -------------
JOHN D. ROACH                               50,000      1,150,000    350,000        40,000             6,956,250         40,000
JAMES P. DONOHUE                                 0              0    130,000        15,000             2,583,750(3)      15,000
MICHAEL R. DOUGLAS                          90,000      1,622,500     40,000        15,000               795,000         15,000
ROBERT W. JOHNSTON                               0              0          0        10,000                     0         10,000
HERBERT M. ELLIOTT                          10,000        210,000     30,000        15,000               596,250         15,000

- ------------------------
(1) The value realized on stock option exercises represents the difference between the grant price of the options exercised and the market price of the underlying shares of Common Stock as of the date of exercise multiplied by the number of options exercised.

(2) Based on the closing price of the Company's Common Stock on the American Stock Exchange at 12/31/95 ($22.375).

(3) In connection with the exercise of Mr. Donohue's options, he will be entitled to receive a cash payment equal to the difference between $1.41 and $2.50, multiplied by the number of shares purchased upon exercise of such options.

EMPLOYMENT, SEVERANCE AND CHANGE-OF-CONTROL ARRANGEMENTS

    In July 1991, the Company entered into an Employment Agreement with John D. Roach to serve as Chairman of the Board, President and Chief Executive Officer of the Company. This agreement, as amended in January 1995, provides for a minimum annual salary of $410,000, subject to increase as determined by the Board of Directors, plus a bonus of up to 130% of base salary. The term of the agreement renews automatically each month for a period of two years, absent notice of termination by either party.

    In the event Mr. Roach's employment is terminated by the Company or by Mr. Roach under certain circumstances, he is entitled to receive (i) one year's salary and bonus, (ii) an additional pro-rated bonus for the year of termination, (iii) consulting fees for one year following termination at his then current compensation, and (iv) immediate vesting of awards under the Company's stock incentive plans and any non-qualified deferred compensation or retirement benefits. If Mr. Roach's employment terminates following a change of control (as defined in the agreement), Mr. Roach is entitled to two years' compensation, plus the benefits described under (ii) and (iv) above. Pursuant to the Agreement, Fibreboard established a trust to fund Mr. Roach's severance benefits.

    The Company has also entered into severance agreements with Messrs. Donohue, Douglas and Elliott as a means of enabling the Company to attract and retain such key executive officers. Severance benefits under the agreements include (a) one year's salary and bonus, (b) an additional pro-rated bonus for the year of termination, and (c) a one-year continuation of the officer's benefits. If termination is within one year after a change of control, the officer is entitled to (i) eighteen (18) months' salary plus one year's bonus, (ii) an additional pro-rated bonus for the year of termination, and (iii) immediate vesting of awards under the Company's stock incentive plans and any non-qualified deferred compensation or retirement benefits.

    All outstanding awards under the 1988 Option Plan, the 1995 Stock Incentive Plan and the Long-Term Equity Incentive Plan become exercisable or fully vested in the event of a change of control of Fibreboard or other related event, including (i) a person or entity becomes the beneficial owner of 15% (25% under the 1988 Option Plan) or more of the voting power of Fibreboard's shares, or
(ii) during any two consecutive years, members of the Board of Directors at the beginning of such period cease to constitute a majority thereof, unless the election or nomination of each director is approved by the vote of at least two-thirds of the directors still in office who were directors at the beginning of such period, or (iii) the occurrence of any other change of control reportable under the Exchange Act, or (iv) stockholder approval of a merger or consolidation of Fibreboard, or (v) the adoption of a plan of complete liquidation of Fibreboard, or stockholder approval of the sale by Fibreboard of all or substantially all of its assets. The events described under subparagraphs
(i), (iii) and (iv) above will not be deemed a change of control if so determined by the Board of Directors.

                            STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on a $100 investment in the Company's Common Stock against the cumulative total return of the Russell 2000 Index and the Dow Jones Building Materials Index, representing the Company's "peer group" of building products companies. In addition, the returns of the companies within the Russell 2000 Index and the Dow Jones Building Materials Index have been weighted according to their respective market capitalizations.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                FIBREBOARD COMMON STOCK, RUSSELL 2000 INDEX AND
                   DOW JONES BUILDING MATERIALS INDEX (DJBMI)

                                    [GRAPH]

                                    1990        1991       1992       1993       1994       1995
                                    -----     ---------  ---------  ---------  ---------  ---------
FBD Common.....................         100      133.33     305.51    1500.00    1216.62    1988.89
Russell 2000 Index.............         100      157.75     206.75     284.48     261.19     432.51
Dow Jones Building Materials
Index..........................         100      134.23     170.11     209.34     168.32     228.72

- ------------------------
*Total return assumes reinvestment of dividends.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of April 11, 1996, the number of shares of Common Stock beneficially owned by (i) each person known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each director and Named Officer, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting and investment power with respect to the securities shown as owned by them. On the Record Date, there were 8,448,704 shares of the Company's Common Stock outstanding.

                                                                                    NUMBER OF SHARES
                                                                                      BENEFICIALLY       PERCENT OF
NAME OF BENEFICIAL OWNER                                                               OWNED (1)         CLASS (2)
- --------------------------------------------------------------------------------    ----------------     ----------
The SC Fundamental Value Fund, L.P. and affiliated entities.....................             650,200(3)     7.70
Neuberger & Berman, L.P.........................................................             639,742(4)     7.57
Marvin C. Schwartz..............................................................             504,200(5)     5.97
John D. Roach...................................................................             373,312        4.24
James P. Donohue................................................................             140,710        1.64
James F. Miller.................................................................              66,000        *
Philip R. Bogue.................................................................              37,000        *
Herbert M. Elliott..............................................................              36,280        *
John W. Koeberer................................................................              36,000        *
George B. James.................................................................              32,000        *
Michael R. Douglas..............................................................              20,010        *
G. Robert Evans.................................................................              22,000        *
William D. Eberle...............................................................              16,000        *
Donald K. Miller................................................................               5,000        *
Robert W. Johnston..............................................................               1,400        *
All directors and executive officers as a group (15 persons)....................             886,806        9.68

- ------------------------
(1) Includes shares issuable under the Company's 1988 Option Plan (i) upon the exercise of stock options which are currently exercisable or exercisable within 60 days or (ii) upon the vesting of restricted stock within 60 days in the following amounts: Mr. Roach, 350,000 shares; Mr. Donohue, 130,000 shares; Mr. Douglas, 20,000 shares; Mr. Miller, 20,000 shares; Mr. Elliott, 30,000 shares; Mr. Bogue, 28,000 shares; Mr. Koeberer, 28,000 shares; Mr. James, 12,000 shares; Mr. Evans, 12,000 shares; Mr. Eberle, 12,000 shares; and all directors and executive officers as a group, 712,000 shares. In certain instances, the number of shares shown as being beneficially owned may not be deemed to be beneficially owned for other purposes. In the event that final court approval of either the Company's Global or Insurance Settlement Agreements relating to asbestos personal injury claims is received by June 10, 1996, Mr. Douglas's beneficial ownership would increase to 40,010 shares upon the vesting of his 20,000 restricted stock rights.

(2) *--Less than one (1) percent.

(3) Information was derived from a Schedule 13D received by the Corporation on December 28, 1995.

(4) Information was derived from a Schedule 13G received by the Corporation on February 20, 1996. Of the 639,742 shares, Neuberger & Berman, L.P. has sole voting power over 119,000 shares.

(5) Information was derived from a Schedule 13D received by the Corporation on February 11, 1995.

STOCKHOLDER PROPOSALS

    If a stockholder entitled to vote at an annual meeting of stockholders wishes to nominate a person for election as director or to submit a proposal for action at that annual meeting, the Company's Bylaws require that certain procedures be followed in advance. The Bylaws require that the stockholder provide notice of any such nomination or proposal in writing to the Secretary of the Company not later than 80 days prior to the date set for the meeting, unless the meeting date is not announced at least 90 days prior to the meeting, in which case such notice must be delivered not later than 10 days following the day on which the date of the meeting is communicated to stockholders. The other procedural requirements applicable to such notice are set forth in the Company's Bylaws, a copy of which may be obtained from the Secretary of the Company at the Company's principal executive offices in Walnut Creek, California.

    The deadline for stockholder proposals intended to be considered for inclusion in the Company's Proxy Statement for the 1997 Annual Meeting of Stockholders is December 18, 1996. Such proposals may be included in next year's proxy materials if they comply with certain rules and regulations promulgated by the SEC.

                            SOLICITATION OF PROXIES

    The Company has engaged the firms of D. F. King & Co., Inc. and The Financial Relations Board, Inc. ("FRB") to assist the Board in connection with its solicitation of proxies. The agreements entered into with D. F. King and FRB provide for routine advice and services in coordinating the solicitation of proxies, for which the Company will pay estimated fees of $7,500 and $2,400, respectively, plus reimbursement of expenses. Although it has entered into no formal agreements to do so, the Company will also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy-soliciting materials to their principals.

    The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Such proxies will be solicited principally through the use of the mails but, if deemed desirable, may also be solicited personally or by telephone, telegraph or other means of communication by officers and regular employees of the Company without additional compensation.

                                 OTHER BUSINESS

    The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of the Company.

                       BY ORDER OF THE BOARD OF DIRECTORS

DATED: APRIL 17, 1996

    IF YOU HAVE ANY QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE TELEPHONE THE COMPANY'S PROXY SOLICITOR, D. F. KING & CO., INC., TOLL FREE AT 1-800-669-5550.

                                   APPENDIX A
                             ARTICLE FOURTH OF THE
                            RESTATED CERTIFICATE OF
                                INCORPORATION OF
                             FIBREBOARD CORPORATION

    The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the Corporation is 33,000,000 shares, divided into 30,000,000 shares of Common Stock, $.01 par value per share, and 3,000,000 shares of Preferred Stock, $.01 par value per share.

    The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

    (a) The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

    (b) The voting powers, if any, and whether such voting powers are full or limited in such series;

    (c) The redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

    (d) Whether dividends, if any, shall be cumulative or noncumulative, the dividend rate or rates of such series and the manner of determining the same, and the dates and preferences of dividends on such series;

    (e) The rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

    (f) The provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and price or prices or the rates of exchange applicable thereto;

    (g) The right if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

    (h) The provisions, if any, of a sinking fund applicable to such series; and

    (i) Any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions hereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

    Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share held thereof.

    Except as may be provided in this Restated Certificate of Incorporation or by the Board of Directors in a Preferred Stock Designation or by law, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

    The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                                                      APPENDIX B




                             FIBREBOARD CORPORATION



                            1995 STOCK INCENTIVE PLAN



                      (ADOPTED EFFECTIVE NOVEMBER 28, 1995)

                             FIBREBOARD CORPORATION



                            1995 STOCK INCENTIVE PLAN



                      (ADOPTED EFFECTIVE NOVEMBER 28, 1995)

                                TABLE OF CONTENTS


ARTICLE 1.     INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2.     ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . .   1

   2.1         Committee Composition . . . . . . . . . . . . . . . . . . . .   1

   2.2         Committee Responsibilities. . . . . . . . . . . . . . . . . .   2

ARTICLE 3.     SHARES AVAILABLE FOR GRANTS.. . . . . . . . . . . . . . . . .   2

   3.1         Basic Limitation. . . . . . . . . . . . . . . . . . . . . . .   2

   3.2         Unused Shares Under This Plan . . . . . . . . . . . . . . . .   2

   3.3         Unused Shares Under Prior Plan. . . . . . . . . . . . . . . .   2

   3.4         Dividend Equivalents. . . . . . . . . . . . . . . . . . . . .   3

ARTICLE 4.     ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . .   3

   4.1         General Rules . . . . . . . . . . . . . . . . . . . . . . . .   3

   4.2         Outside Directors . . . . . . . . . . . . . . . . . . . . . .   3

   4.3         Incentive Stock Options . . . . . . . . . . . . . . . . . . .   4

ARTICLE 5.     OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

   5.1         Stock Option Agreement. . . . . . . . . . . . . . . . . . . .   5

   5.2         Number of Shares. . . . . . . . . . . . . . . . . . . . . . .   5

   5.3         Exercise Price. . . . . . . . . . . . . . . . . . . . . . . .   5

   5.4         Exercisability and Term . . . . . . . . . . . . . . . . . . .   5

   5.5         Effect of Change in Control . . . . . . . . . . . . . . . . .   5

   5.6         Modification or Assumption of Options.. . . . . . . . . . . .   5

ARTICLE 6.     PAYMENT FOR OPTION SHARES . . . . . . . . . . . . . . . . . .   6

   6.1         General Rule. . . . . . . . . . . . . . . . . . . . . . . . .   6

   6.2         Surrender of Stock. . . . . . . . . . . . . . . . . . . . . .   6

   6.3         Exercise/Sale . . . . . . . . . . . . . . . . . . . . . . . .   6

   6.4         Exercise/Pledge . . . . . . . . . . . . . . . . . . . . . . .   6

   6.5         Promissory Note . . . . . . . . . . . . . . . . . . . . . . .   6

   6.6         Other Forms of Payment. . . . . . . . . . . . . . . . . . . .   6

ARTICLE 7.     STOCK APPRECIATION RIGHTS . . . . . . . . . . . . . . . . . .   7

   7.1         SAR Agreement . . . . . . . . . . . . . . . . . . . . . . . .   7

   7.2         Number of Shares. . . . . . . . . . . . . . . . . . . . . . .   7

   7.3         Exercise Price. . . . . . . . . . . . . . . . . . . . . . . .   7

   7.4         Exercisability and Term . . . . . . . . . . . . . . . . . . .   7

   7.5         Effect of Change in Control . . . . . . . . . . . . . . . . .   7

   7.6         Exercise of SARs. . . . . . . . . . . . . . . . . . . . . . .   7

   7.7         Modification or Assumption of SARs. . . . . . . . . . . . . .   8

ARTICLE 8.     RESTRICTED SHARES AND STOCK UNITS . . . . . . . . . . . . . .   8

   8.1         Time, Amount and Form of Awards . . . . . . . . . . . . . . .   8

   8.2         Payment for Awards. . . . . . . . . . . . . . . . . . . . . .   8

   8.3         Vesting Conditions. . . . . . . . . . . . . . . . . . . . . .   8

   8.4         Form and Time of Settlement of Stock Units. . . . . . . . . .   8

   8.5         Death of Recipient. . . . . . . . . . . . . . . . . . . . . .   9

   8.6         Creditors' Rights . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 9.     VOTING AND DIVIDEND RIGHTS. . . . . . . . . . . . . . . . . .   9

   9.1         Restricted Shares . . . . . . . . . . . . . . . . . . . . . .   9

   9.2         Stock Units . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 10.    PROTECTION AGAINST DILUTION . . . . . . . . . . . . . . . . .   9

   10.1        Adjustments . . . . . . . . . . . . . . . . . . . . . . . . .   9

   10.2        Reorganizations . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 11.    AWARDS UNDER OTHER PLANS. . . . . . . . . . . . . . . . . . .  10

ARTICLE 12.    PAYMENT OF DIRECTOR'S FEES IN SECURITIES. . . . . . . . . . .  10

   12.1        Effective Date  . . . . . . . . . . . . . . . . . . . . . . .  10

   12.2        Elections to Receive NSOs, Restricted Shares or
               Stock Units . . . . . . . . . . . . . . . . . . . . . . . . .  10

   12.3        Number and Terms of NSOs, Restricted Shares or
               Stock Units . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 13.    LIMITATION ON RIGHTS. . . . . . . . . . . . . . . . . . . . .  11

   13.1        Retention Rights  . . . . . . . . . . . . . . . . . . . . . .  11

   13.2        Stockholders' Rights. . . . . . . . . . . . . . . . . . . . .  11

   13.3        Regulatory Requirements . . . . . . . . . . . . . . . . . . .  11

ARTICLE 14     WITHHOLDING TAXES . . . . . . . . . . . . . . . . . . . . . .  11

   14.1        General . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

   14.2        Share Withholding . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 15     ASSIGNMENT OR TRANSFER OF AWARDS. . . . . . . . . . . . . . .  12

   15.1        General . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

   15.2        Trusts. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 16     FUTURE OF THE PLAN. . . . . . . . . . . . . . . . . . . . . .  12

   16.1        Term of the Plan. . . . . . . . . . . . . . . . . . . . . . .  12

   16.2        Amendment or Termination. . . . . . . . . . . . . . . . . . .  12

ARTICLE 17     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 18     EXECUTION . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                             FIBREBOARD CORPORATION

                            1995 STOCK INCENTIVE PLAN

                      (Adopted Effective November 28, 1995)


     ARTICLE 1.     INTRODUCTION.

     The Plan was adopted by the Board on November 28, 1995, subject to approval by the Company's stockholders at the annual meeting scheduled to be held on June 10, 1996.

     The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications, including key employees who may join the Company in the future as a result of acquisitions, and (c) linking Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

     The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

     ARTICLE 2.     ADMINISTRATION.

     2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

          (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

          (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

     2.2  COMMITTEE RESPONSIBILITIES.  The Committee shall:

          (a) Select the Key Employees who are to receive Awards under the Plan;

          (b) Determine the type, number, vesting requirements and other features and conditions of such Awards;

          (c)  Interpret the Plan; and

          (d)  Make all other decisions relating to the operation of the Plan.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

     ARTICLE 3.     SHARES AVAILABLE FOR GRANTS.

     3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Restricted Shares, Stock Units, Options and SARs awarded under the Plan shall not exceed 500,000, plus the number of Common Shares that remained available for issuance under the Prior Plan at the time of the adoption of this Plan. (No additional awards shall be made under the Prior Plan after the approval of this Plan by the Company's stockholders as provided in Section 16.1.) The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

     3.2 UNUSED SHARES UNDER THIS PLAN. If Stock Units, Options or SARs are forfeited or if Options or SARs terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Restricted Shares are forfeited, then such Shares shall again become available for Awards under the Plan to the extent permitted by the rules of the Securities and Exchange Commission. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under
Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. Common Shares withheld under Section 14.2 shall again become available for Awards under the Plan.

     3.3 UNUSED SHARES UNDER PRIOR PLAN. If stock units, options or SARs granted under the Prior Plan are forfeited after the adoption of this Plan or if options or SARs granted under the Prior Plan terminate for any other reason before being exercised but after the adoption of this Plan, then the corresponding Common Shares shall become available for Awards under this Plan. If restricted shares granted under the Prior Plan are forfeited after the adoption of this Plan, then such shares shall become available for Awards under this Plan.

     3.4 DIVIDEND EQUIVALENTS. Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

     ARTICLE 4.     ELIGIBILITY.

     4.1 GENERAL RULES. Only Key Employees (including, without limitation, independent contractors who are not members of the Board) shall be eligible for designation as Participants by the Committee. Key Employees who are Outside Directors shall only be eligible for the grants described in Section 4.2 and for making an election described in Article 12.

     4.2 OUTSIDE DIRECTORS. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

          (a) Outside Directors shall receive no Awards except as described in this Section 4.2 and Article 12.

          (b) On the first business day in July of each year, each Outside Director shall receive an NSO covering 4,000 Common Shares (subject to adjustment under Article 10). Such NSO shall include an SAR exercisable only during the 30-day period following a Change in Control with respect to the Company. Such NSO shall be cancelled to the extent that such SAR is exercised, and such SAR shall be cancelled to the extent that such NSO is exercised. Such SAR shall be settled only in cash and shall be subject to the same terms and conditions (including the Exercise Price and the expiration date) as the related NSO.

          (c) All NSOs granted to an Outside Director under this Section 4.2 shall become exercisable in full on the first anniversary of the date of grant. Such NSOs shall also become exercisable in full in the event of a Change in Control with respect to the Company.

          (d) The Exercise Price under all NSOs granted to an Outside Director under this Section 4.2 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2, 6.3 and 6.4.

          (e) All NSOs granted to an Outside Director under this Section 4.2 shall terminate on the earlier of:

               (i)  The 10th anniversary of the date of grant; or

               (ii) The second anniversary of the termination of such Outside Director's service for any reason.

          (f) Each Outside Director who first becomes a member of the Board after the adoption of this Plan shall receive a one-time grant of 2,000 Stock Units (subject to adjustment under Article 10). Such Stock Units shall be granted on the date when such Outside Director first joins the Board.

          (g)  All Stock Units granted to an Outside Director under this
     Section 4.2 shall be settled by issuing an equal number of Common Shares to such Outside Director. The issuance shall occur on the earliest of:

               (i)  The third anniversary of the date of grant;

               (ii) The date of a Change in Control with respect to the Company; or

               (iii) The date of the termination of such Outside Director's service for any reason.

     The foregoing notwithstanding, in the event of the termination of such Outside Director's service, only the following percentage of such Stock Units shall be settled (and the balance shall be forfeited):

     Full Years of Service Com-
     pleted by Outside Director           Vested Percentage
     --------------------------           -----------------

          Less than 1 .........................   0%
                    1 .........................  40%
                    2 .........................  70%
                    3 ......................... 100%

     4.3 INCENTIVE STOCK OPTIONS. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

     ARTICLE 5.     OPTIONS

     5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options.

     5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to any Optionee in a single calendar year shall in no event cover more than 200,000 Common Shares, subject to adjustment in accordance with Article 10.

     5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

     5.4 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable.
The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

     5.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

     5.6 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     ARTICLE 6.     PAYMENT FOR OPTION SHARES.

     6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

          (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

          (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

     6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than six months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

     6.3 EXERCISE/SALE. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     6.4 EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     6.5 PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, payment may be made with a full-recourse promissory note; provided that the par value of the Common Shares shall be paid in cash.

     6.6 OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

     ARTICLE 7.     STOCK APPRECIATION RIGHTS.

     7.1 SAR AGREEMENT. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

     7.2 NUMBER OF SHARES. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 200,000 Common Shares, subject to adjustment in accordance with Article 10.

     7.3 EXERCISE PRICE. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

     7.4 EXERCISABILITY AND TERM. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may also be awarded in combination with Options, Restricted Shares or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options, Restricted Shares or Stock Units are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

     7.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

     7.6 EXERCISE OF SARS. The exercise of an SAR shall be subject to the restrictions imposed by Rule 16b-3 (or its successor) under the Exchange Act, if applicable. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares,
(b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.

     7.7 MODIFICATION OR ASSUMPTION OF SARS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

     ARTICLE 8.     RESTRICTED SHARES AND STOCK UNITS.

     8.1 TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.

     8.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company's treasury or in the form of Stock Units, no cash consideration shall be required of the Award recipients.

     8.3 VESTING CONDITIONS. Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

     8.4 FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

     8.5 DEATH OF RECIPIENT. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

     8.6 CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

     ARTICLE 9.     VOTING AND DIVIDEND RIGHTS.

     9.1 RESTRICTED SHARES. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.

     9.2 STOCK UNITS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

     ARTICLE 10.    PROTECTION AGAINST DILUTION.

     10.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

          (a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

          (b)  The limitations set forth in Sections 5.2 and 7.2.

          (c) The number of NSOs and Stock Units to be granted to Outside Directors under Section 4.2;

          (d) The number of Stock Units included in any prior Award which has not yet been settled;

          (e) The number of Common Shares covered by each outstanding Option and SAR; or

          (f)  The Exercise Price under each outstanding Option and SAR.

Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     10.2 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options, SARs, Restricted Shares and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

     ARTICLE 11.    AWARDS UNDER OTHER PLANS.

     The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

     ARTICLE 12.    PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

     12.1 EFFECTIVE DATE. No provision of this Article 12 shall be effective unless and until the Committee has determined to implement such provision.

     12.2 ELECTIONS TO RECEIVE NSOS OR STOCK UNITS. An Outside Director may elect to receive his or her annual retainer payments and meeting fees from the Company in the form of cash, NSOs, Restricted Shares, Stock Units, or a combination thereof, as determined by the Committee. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 12 shall be filed with the Company on the prescribed form.

     12.3 NUMBER AND TERMS OF NSOS, RESTRICTED SHARES OR STOCK UNITS. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Committee. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Committee.

     ARTICLE 13.    LIMITATION ON RIGHTS.

     13.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent or a Subsidiary. The Company and its Parents and Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

     13.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9 and 10.

     13.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

     ARTICLE 14.    WITHHOLDING TAXES.

     14.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

     14.2 SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her upon exercise or vesting of an Award under the Plan. Such Common Shares shall be valued at their Fair Market

Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by having Common Shares withheld by the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

     ARTICLE 15.    ASSIGNMENT OR TRANSFER OF AWARDS.

     15.1 GENERAL. Except as provided in Article 14, an Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. An Option or SAR may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. Any act in violation of this Article 15 shall be void. However, this Article 15 shall not preclude a Participant from designating a beneficiary who will receive any outstanding Awards in the event of the Participant's death, nor shall it preclude a transfer of Awards by will or by the laws of descent and distribution.

     15.2 TRUSTS. Neither this Article 15 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares to
(a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Shares from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

     ARTICLE 16.    FUTURE OF THE PLAN.

     16.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on November 28, 1995, subject to approval by the Company's stockholders at the annual meeting scheduled to be held on June 10, 1996. In the event that the Company's stockholders fail to approve the Plan at such meeting, the Plan and all Awards granted under the Plan shall be rescinded, but the Prior Plan shall remain in effect and available for making grants. This Plan shall remain in effect until it is terminated under Section 16.2, except that no ISOs shall be granted after November 27, 2005.

     16.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

     ARTICLE 17.    DEFINITIONS.

     17.1 "AWARD" means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

     17.2 "BOARD" means the Company's Board of Directors, as constituted from time to time.

     17.3 "CHANGE IN CONTROL" means:

     (a) That the holders of the voting securities of the Company have approved a merger or consolidation of the Company with any other entity, unless:

          (i) The proposed merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

          (ii) Prior to the effective date of such merger or consolidation, the Board (as constituted immediately prior to such effective date) adopts a resolution that for purposes of the Plan no Change in Control shall have occurred; (which resolution may be revoked by the Board at any time in which case a Change in Control shall be deemed to have occurred as of the date such revocation becomes effective.

     (b) That a plan of complete liquidation of the Company has been adopted or the holders of voting securities of the Company have approved an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets;

     (c) That any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the combined voting power of the Company's then outstanding shares, unless, within 30 business days after notice to the Company of such event, the Board (as constituted immediately prior to such event) adopts a resolution that for purposes of the Plan no Change in Control shall have occurred (which resolution may be revoked by the Board at any time, in which case a Change in Control shall be deemed to have occurred as of the date such revocation becomes effective);

     (d) That, during any period of two consecutive years, members who at the beginning of such period constituted the Board have ceased for any reason to constitute a majority thereof, unless the election, or nomination for election by the Company's stockholders, of each director has been approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

     (e) The occurrence of any other change in control of a nature that would be required to be reported in accordance with Item 1(a) of Form 8-K pursuant to sections 13 or 15(d) of the Exchange Act or in the Company's proxy statement in accordance with Schedule 14A of Regulation 14A promulgated under the Exchange Act (or in any successor forms or regulations to the same effect), unless, within 30 business days after notice to the Company of such events, the Board (as constituted immediately prior to such event) adopts a resolution that for purposes of the Plan no Change in Control shall have occurred (which resolution may be revoked by the Board at any time, in which case a Change in Control shall be deemed to have occurred as of the date such revocation becomes effective).

     17.4  "CODE" means the Internal Revenue Code of 1986, as amended.

     17.5  "COMMITTEE" means a committee of the Board, as described in
Article 2.

     17.6  "COMMON SHARE" means one share of the common stock of the Company.

     17.7  "COMPANY" means Fibreboard Corporation, a Delaware corporation.

     17.8  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     17.9 "EXERCISE PRICE," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

     17.10 "FAIR MARKET VALUE" means the market price of Common Shares, determined by the Committee as follows:

           (a) If the Common Shares were traded over the counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date;

           (b) If the Common Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq system for such date;

           (c) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

           (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of THE WALL STREET JOURNAL. Such determination shall be conclusive and binding on all persons.

     17.11 "ISO" means an incentive stock option described in section 422(b) of the Code.

     17.12 "KEY EMPLOYEE" means (a) a common-law employee of the Company, a Parent or a Subsidiary, (b) an Outside Director and (c) a consultant or adviser who provides services to the Company, a Parent or a Subsidiary as an independent contractor. Service as an Outside Director or as an independent contractor shall be considered employment for all purposes of the Plan, except as provided in Sections 4.2 and 4.3.

     17.13 "NSO" means a stock option not described in sections 422 or 423 of the Code.

     17.14 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

     17.15 "OPTIONEE" means an individual or estate who holds an Option or SAR.

     17.16 "OUTSIDE DIRECTOR" shall mean a member of the Board who is not a common-law employee of the Company, a Parent or a Subsidiary.

     17.17 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     17.18 "PARTICIPANT" means an individual or estate who holds an Award.

     17.19 "PLAN" means this Fibreboard Corporation 1995 Stock Incentive Plan, as amended from time to time.

     17.20 "PRIOR PLAN" means the Fibreboard Corporation Restated 1988 Employee Stock Option and Rights Plan.

     17.21 "RESTRICTED SHARE" means a Common Share awarded under the Plan.

     17.22   "SAR" means a stock appreciation right granted under the Plan.

     17.23 "SAR AGREEMENT" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

     17.24 "STOCK AWARD AGREEMENT" means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Share or Stock Unit.

     17.25 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

     17.26 "STOCK UNIT" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

     17.27 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     ARTICLE 18.    EXECUTION.

     To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.


                                        FIBREBOARD CORPORATION



                                        By :
                                              --------------------------

                               PRELIMINARY COPY
PROXY
                             FIBREBOARD CORPORATION
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 10, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April ___, 1996, and does hereby appoint James P. Donohue and Garold E. Swan, or either of them, with full power of substitution, as the proxies of the undersigned to represent the undersigned and to vote as designated on the reverse side all shares of Common Stock of Fibreboard Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Fibreboard Corporation to be held at the Embassy Suites Hotel, in Walnut Creek, California on June 10, 1996 at 11:00 a.m. and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

                                                                _____________
                                                               |             |
     CONTINUED AND TO BE SIGNED ON REVERSE SIDE                | SEE REVERSE |
                                                               |     SIDE    |
                                                               |_____________|

/X/  Please mark votes as in this example.

The Board of Directors recommends a vote FOR each of the matters listed below. This Proxy, when properly executed, will be voted as directed. If no direction is indicated, this Proxy will be voted FOR proposals 1 through 4. This Proxy may be revoked at any time before it is exercised at the Annual Meeting.

1. ELECTION OF [TWO] [ONE] DIRECTOR(S) TO CLASS II OF THE BOARD OF DIRECTORS TO SERVE FOR A TERM OF THREE YEARS. Nominee(s): John W. Koeberer and
     [____________]                                      For [All] Nominee[s]/ /
                                               Withheld from [All] Nominee[s]/ /

     -------------------------------------------------------------------------
     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

2.   PROPOSAL TO APPROVE THE ADOPTION OF THE COMPANY'S 1995 STOCK INCENTIVE
     PLAN.                                                                For/ /
                                                                      Against/ /
                                                                      Abstain/ /

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 15,000,000 TO 50,000,000.
                                                                          For/ /
                                                                      Against/ /
                                                                      Abstain/ /

4. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31,
     1996.                                                                For/ /
                                                                      Against/ /
                                                                      Abstain/ /

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
                                 Mark here if you plan to attend the meeting / /
                                       Mark here for address change and note / /
Please sign exactly as your name is printed on this Proxy. If the shares represented by this Proxy are issued in the names of two or more persons, each of them should sign the Proxy. If the Proxy is executed by a corporation, it should be signed in the corporate name by an authorized officer. When signing as an attorney, executor, administrator, trustee or guardian, or in any other representative capacity, give full title as such. If stockholder is a partnership, please sign in the partnership name by authorized person.
Signature:                                            Date:
          --------------------------------------------     ---------------------
Signature:                                            Date:
          --------------------------------------------     ---------------------
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE.